SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ---------------

                                 AMENDMENT NO. 2

                                   FORM 8-A/A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Thermo Electron Corporation
                           ---------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                   04-2209186
      ----------------------                        -----------------
     (State of Incorporation                        (I.R.S. Employer
         or Organization)                           Identification No.)


     81 Wyman Street, Waltham, MA                           02454
----------------------------------------                 ------------
(Address of Principal Executive Offices)                  (Zip Code)


   If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

   If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

   Securities Act registration statement file number to which this Form relates:______________
       (If applicable)

   Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class               Name of Each Exchange on Which
          to be so Registered               Each Class is to be Registered
          -------------------                -----------------------------
    Preferred Stock Purchase Rights            New York Stock Exchange


   Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                     ------
                                (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

     This Amendment No. 2 to Registration Statement on Form 8-A/A amends and restates the Registration Statement on Form 8-A dated January 25, 1996, as amended by Amendment No. 1 to Registration Statement on Form 8-A/A dated May 29, 1997 (as amended, the "Form 8-A"), filed by Thermo Electron Corporation (the "Company") with respect to the Rights Agreement (as amended from time to time, the "Rights Agreement") dated as of January 19, 1996 between the Company and BankBoston, N.A. (formerly, The First National Bank of Boston), as Rights Agent. As of June 11, 1999, the Company and the Rights Agent entered into Amendment No. 1 to Rights Agreement ("Amendment No. 1"), which is included as Exhibit 2 hereto and is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Rights Agreement. Amendment No. 1 amends various provisions of the Rights Agreement to, among other things, eliminate the concept of "Continuing Directors."

Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Item 1 of this Registration Statement is hereby amended and restated as follows:

     On January 19, 1996, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock to stockholders of record at the close of business on January 29, 1996. Each Right entitles the registered holder to purchase from the Company a unit consisting of one ten-thousandth of a share (a "Unit") of Series B Junior Participating Preferred Stock, $100 par value (the "Preferred Stock") at a Purchase Price of $250.00 in cash per Unit, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 29, 2006, unless earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors and except in connection with shares of Common Stock issued upon the exercise of employee stock options, issuances under other employee stock benefit plans or issuances upon the exercise, conversion or exchange of securities issued prior to the Distribution Date, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, except pursuant to an offer for all outstanding shares of Common Stock that at least a majority of the Board of Directors determines to be fair to, and otherwise in the best interests of, stockholders, each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event. However, Rights are not exercisable following the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The event set forth in this paragraph is referred to as "Section 11(a)(ii) Event."

     For example, at an exercise price of $250.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase for $250.00 such number of shares of Common Stock (or other consideration, as noted above) as equals $250.00 divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock. Assuming that the Common Stock had a per share value of $50.00 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $250.00.

     In the event that, at any time after any person has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its Common Stock is changed or exchanged (other than a merger which follows an offer determined by the Board of Directors to be fair as described in the first sentence of the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price of such common stock at the date of the occurrence of the event.

     For example, at an exercise price of $250.00 per Right, each Right following an event set forth in the preceding paragraph would entitle its holder to purchase for $250.00 such number of shares of common stock of the acquiring company as equals $250.00 divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock. Assuming that such common stock had a per share value of $100.00 at such time, the holder of each valid Right would be entitled to purchase five shares of common stock of the acquiring company for $250.00.

     At any time after the occurrence of a Section 11(a)(ii) Event, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one ten-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of Common Stock occurring, in any such case, prior to the Distribution Date. As a result of the Company's three-for-two stock split in the form of a 50% stock dividend in 1996, the number of Rights associated with each share of Common Stock has been reduced from one Right per share of Common Stock to two-thirds of a Right per share of Common Stock.

     Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $100 per share and will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidating payment of $100 per share and will be entitled to an aggregate payment of 10,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 10,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions and, in accordance therewith, in light of the Company's stock dividend in 1996, currently provide for (i) an aggregate dividend per share of Preferred Stock of 15,000 times the dividend declared per share of Common Stock, (ii) an aggregate payment per share of Preferred Stock, in the event of liquidation, of 15,000 times the payment made per share of Common Stock and (iii) 15,000 votes per share of Preferred Stock, voting together with the Common Stock.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of one ten-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash or stock). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Prior to the Distribution Date, the terms of the Rights are subject to amendment by the Board of Directors without the consent of the holders of the Rights, except that the redemption price of the Rights is not subject to amendment. After the Distribution Date, only limited terms of the Rights are subject to amendment by the Board.

     As long as the Rights are attached to the Common Stock, one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Common Stock issued or delivered by the Company, except that following the Distribution Date and prior to the expiration or redemption of the Rights, the Company (a) shall issue Rights only in respect of shares of common stock issued upon the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities issued before the Distribution Date and (b) may otherwise issue Rights when it issues Common Stock only if the Board of Directors deems it to be necessary or appropriate; provided that no Rights will be issued if the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the recipient of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders, as determined by a majority of the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to the close of business on the earlier of
(i) the tenth day following the Stock Acquisition Date or (ii) January 29, 2006, and in certain other circumstances, redeem all but not less than all of the then outstanding Rights at the Redemption Price. It should also be noted that the Company has a classified Board of Directors, which may also have certain anti-takeover effects.

     The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock, was filed as Exhibit 1 to the Form 8-A and is incorporated herein by reference. Amendment No. 1, which includes as Exhibit B the amended and restated Form of Rights Certificate and as Exhibit C the amended and restated Summary of Rights to Purchase Preferred Stock, is filed as Exhibit 2 hereto and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 2.           EXHIBITS.

      Item 2 of this Registration Statement is hereby amended and restated as follows:

Exhibit No.                   Description
-----------                   -------------
      1. Rights Agreement, dated as of January 19, 1996, between Thermo Electron Corporation and the First National Bank of Boston, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 26, 1996, as amended by Amendment No. 1 to Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on May 30, 1997).

      2. Amendment No. 1 to Rights Agreement, dated as of June 11, 1999, between Thermo Electron Corporation and BankBoston, N.A. (formerly, The First National Bank of Boston), as Rights Agent, which includes as Exhibit B the amended and restated Form of Rights Certificate and as Exhibit C the amended and restated Summary of Rights to Purchase Preferred Stock.

                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.

June 14, 1999

                                    THERMO ELECTRON CORPORATION


                                    By: /s/ Kenneth J. Apicerno
                                        ------------------------------
                                        Kenneth J. Apicerno
                                        Treasurer

                                  EXHIBIT INDEX


Exhibit No.                   Description
-----------                   --------------
      1. Rights Agreement, dated as of January 19, 1996, between Thermo Electron Corporation and the First National Bank of Boston, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit B the Form of Rights Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Stock (incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 26, 1996, as amended by Amendment No. 1 to Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on May 30, 1997).

      2. Amendment No. 1 to Rights Agreement, dated as of June 11, 1999, between Thermo Electron Corporation and BankBoston, N.A. (formerly, The First National Bank of Boston), as Rights Agent, which includes as Exhibit B the amended and restated Form of Rights Certificate and as Exhibit C the amended and restated Summary of Rights to Purchase Preferred Stock.

                                                                       EXHIBIT 2


                           THERMO ELECTRON CORPORATION

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                       -----------------------------------

     THIS AMENDMENT NO. 1, executed as of June 11, 1999, is made to the RIGHTS AGREEMENT, dated as of January 19, 1996 (the "Agreement"), between Thermo Electron Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A. (formerly, The First National Bank of Boston), a national banking association, as Rights Agent (the "Rights Agent").

     In accordance with the provisions of Section 27 of the Agreement, the Agreement is hereby amended as follows:

     1. Section 1(i) is deleted.

     2. Section 1(p) is amended to read in its entirety as follows:

               (p) "Permitted Offer" shall mean a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors, after receiving advice from a nationally recognized investment banking firm selected by the Board of Directors of the Company, to be (a) at a price that is fair to stockholders (taking into account all factors which such members of the board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders.

      3. Section 2 is amended to read in its entirety as follows:

               Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

      4. The first sentence of Section 23(a) is amended to read in its entirety as follows:

          The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the "current market price," as defined in Section 11(d)(i) hereof, of the shares of Common Stock at the time of redemption) or cash; provided, however, that notwithstanding the foregoing if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption set forth above in this Section 23(a), either (i)(A) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, and (B) there are no other Persons, immediately following the occurrence of the event described in clause (A), who are Acquiring Persons, and (C) a majority of the members of the Board of Directors approve the reinstatement of the right of redemption pursuant to this Section 23, or (ii)(A) the Board approves the consolidation, merger or other combination of the Company with or into, or the sale or other transfer (either by the Company or one or more of its Subsidiaries), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to a Person other than the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) who caused the occurrence of such Stock Acquisition Date, and (B) the Board of Directors of the Company, as part of the approval of such an event described in the preceding clause (ii)(A), approves the reinstatement of the right of redemption pursuant to this
          Section 23, and (C) a majority of the members of the Board of Directors so approves such reinstatement, then, in either such case, the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23.

     5.  The last sentence of Section 24(a) is deleted.

      6. Section 26 is amended to read in its entirety as follows:

               Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, Massachusetts 02454
                  Attention:   Corporate Secretary

          Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                        BankBoston, N.A.
                        c/o EquiServe Limited Partnership
                        150 Royall Street
                        Canton, Massachusetts 02021
                        Attention: Client Administration

          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     7. Exhibit B to the Rights Agreement is amended and restated in the form attached hereto as Exhibit B.

     8. Exhibit C to the Rights Agreement is amended and restated in the form attached hereto as Exhibit C.

     This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                 THERMO ELECTRON CORPORATION

By:  /s/ Sandra L. Lambert              By: /s/ Theo Melas-Kyriazi
     ---------------------                  -------------------------
Name: Sandra L. Lambert                 Name: Theo Melas-Kyriazi
Title: Vice President and Secretary     Title: Vice President and
                                               Chief Financial Officer

Attest:                                 BANKBOSTON, N.A. (FORMERLY, THE FIRST
                                        NATIONAL BANK OF BOSTON)

By:  /s/ Julie Poore                    By: /s/ Ken Theva
     ---------------------                  -----------------------
     Name: Julie Poore                  Name:  Ken Theva
     Title: Sr. Account Administrator   Title:  Managing Director

                                                                       EXHIBIT B

                          [Form of Rights Certificate]


Certificate No. R-                                               ______ Rights


NOT EXERCISABLE AFTER JANUARY 29, 2006 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]*


                               Rights Certificate

                           THERMO ELECTRON CORPORATION


     This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 19, 1996 (as amended, the "Rights Agreement"), between Thermo Electron Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A. (formerly, The First National Bank of Boston), a national banking association (the "Rights Agent"), to purchase from the Company after the Distribution Date (as such term is defined on the Rights Agreement) and at any time prior to 5:00 P.M. (Boston time) on January 29, 2006 at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one ten-thousandth of a fully paid, non-assessable share of Series B Junior Participating Preferred Stock (the "Preferred Stock") of the Company, $.01 par value per share, at a purchase price of $250.00 in cash per one ten-thousandth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one ten-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth

------------------------------

* The portion of the legend in brackets
shall be inserted only if applicable and shall replace the preceding sentence.

above, are the number and Purchase Price as of the close of business on January 29, 1996, based on the Preferred Stock as constituted at such date. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes an Acquiring Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including
Section 11(a)(ii) Events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal offices of the Company and are available upon written request to the Company.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, with the Form of Election and Certificate set forth on the reverse side duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one ten-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date.

     Subject to the provisions of the Rights Agreement, the Company may, at its option, at any time after a Section 11(a)(ii) Event, exchange all or part of the Rights evidenced by this

Certificate for shares of the Company's Common Stock or for Preferred Stock (or shares of a class or series of the Company's preferred stock having the same rights, privileges and preferences as the Preferred Stock).

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

      WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

        Dated as of _______________, _____

ATTEST:                             THERMO ELECTRON CORPORATION



________________________            By:_________________________
Secretary
                                    Title:______________________


COUNTERSIGNED:

BankBoston, N.A. (formerly, The First National
Bank of Boston), as Rights Agent



By:___________________________
      Authorized Signature

                          FORM OF ELECTION TO PURCHASE

                (To be executed if holder desires to exercise
                Rights represented by the Rights Certificate)

To:  BankBoston, N.A. (formerly, The First National Bank of Boston)

     The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number _____________________________________

      -----------------------------------------------------------------
                         (Please print name and address)
      -----------------------------------------------------------------

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number______________________________________

      -----------------------------------------------------------------
                         (Please print name and address)
       ----------------------------------------------------------------

Dated:____________, __


                                          -----------------------
                                          Signature

Signature Guaranteed:

                                   Certificate

      The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate thereof.

Dated: ______________, __



                                          ---------------------------
                                          Signature

Signature Guaranteed:

                                     NOTICE

      The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                 [Form of Reverse Side of Rights Certificate]



                               FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate)


FOR VALUE RECEIVED_______________________________________________
hereby sells, assigns and transfers unto_________________________
      -----------------------------------------------------------------
                (Please print name and address of transferee)
      -----------------------------------------------------------------

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________, ____


                                          ---------------------------
                                          Signature


Signature Guaranteed:


                                   Certificate

      The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:  ___________, ____


                                          ----------------------------
                                          Signature

Signature Guaranteed:

                                                                       EXHIBIT C

                SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

     On January 19, 1996, the Board of Directors of Thermo Electron Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock to stockholders of record at the close of business on January 29, 1996. Each Right entitles the registered holder to purchase from the Company a unit consisting of one ten-thousandth of a share (a "Unit") of Series B Junior Participating Preferred Stock, $100 par value (the "Preferred Stock") at a Purchase Price of $250.00 in cash per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (as amended, the "Rights Agreement") between the Company and BankBoston, N.A. (formerly, The First National Bank of Boston), as Rights Agent.

     Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 29, 2006, unless earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors and except in connection with shares of Common Stock issued upon the exercise of employee stock options, issuances under other employee stock benefit plans or issuances upon the exercise, conversion or exchange of securities issued prior to the Distribution Date, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock, except pursuant to an offer for all outstanding shares of Common Stock that at least a majority of the Board of Directors determines to be fair to, and otherwise in the best interests of, stockholders, each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock at the date of the occurrence of the event. However, Rights are not exercisable following the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The event set forth in this paragraph is referred to as a "Section 11(a)(ii) Event."

     For example, at an exercise price of $250.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase for $250.00 such number of shares of Common Stock (or other consideration, as noted above) as equals $250.00 divided by one-half of the current market price (as defined in the Rights Agreement) of the Common Stock. Assuming that the Common Stock had a per share value of $50.00 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $250.00.

     In the event that, at any time after any person has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its Common Stock is changed or exchanged (other than a merger which follows an offer determined by the Board of Directors to be fair as described in the first sentence of the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by one-half of the current market price of such common stock at the date of the occurrence of the event.

     For example, at an exercise price of $250.00 per Right, each Right following an event set forth in the preceding paragraph would entitle its holder to purchase for $250.00 such number of shares of common stock of the acquiring company as equals $250.00 divided by one-half of the current market price (as defined in the Rights Agreement) of such common stock. Assuming that such common stock had a per share value of $100.00 at such time, the holder of each valid Right would be entitled to purchase five shares of common stock of the acquiring company for $250.00.

     At any time after the occurrence of a Section 11(a)(ii) Event, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one ten-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of Common Stock occurring, in any such case, prior to the Distribution Date. As a result of the Company's three-for-two stock split in the form of a 50% stock dividend in 1996, the number of Rights associated with each share of Common Stock has been reduced from one Right per share of Common Stock to two-thirds of a Right per share of Common Stock.

     Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $100 per share and will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidating payment of $100 per share and will be entitled to an aggregate payment of 10,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 10,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions and, in accordance therewith, in light of the Company's stock dividend in 1996, currently provide for (i) an aggregate dividend per share of Preferred Stock of 15,000 times the dividend declared per share of Common Stock, (ii) an aggregate payment per share of Preferred Stock, in the event of liquidation, of 15,000 times the payment made per share of Common Stock and (iii) 15,000 votes per share of Preferred Stock, voting together with the Common Stock.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of one ten-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash or stock). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Prior to the Distribution Date, the terms of the Rights are subject to amendment by the Board of Directors without the consent of the holders of the Rights, except that the redemption price of the Rights is not subject to amendment. After the Distribution Date, only limited terms of the Rights are subject to amendment by the Board.

     As long as the Rights are attached to the Common Stock, one Right (as such number may be adjusted pursuant to the provisions of the Rights Agreement) shall be deemed to be delivered for each share of Common Stock issued or delivered by the Company, except that following the Distribution Date and prior to the expiration or redemption of the Rights, the Company (a) shall issue Rights only in respect of shares of common stock issued upon the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities issued before the Distribution Date and (b) may otherwise issue Rights when it issues Common Stock only if the Board of Directors deems it to be necessary or appropriate; provided that no Rights will be issued if the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the recipient of the Rights.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated January 25, 1996, as amended. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.